UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2005

TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

Our press release dated August 2, 2005, concerning second quarter 2005 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In the attached press release, we discuss net income, adjusted for the May 2005 TODCO public offering, June 2005 sale of TODCO common stock and gains associated with the sale of the Transocean Jupiter and Land Rig 34 on a total and per share basis for the three months ended June 30, 2005. We also discuss net income adjusted for the sale of the Sedco 602 on a total and per share basis for the three months ended June 30, 2004. We discuss net income adjusted for the May 2005 TODCO public offering and June 2005 sale of TODCO common stock, gains associated with the sales of the Sedco 600, the Transocean Jupiter and Land Rig 34 and for a loss on the early retirement of debt on a total and per share basis for the six months ended June 30, 2005. We also discuss net income adjusted for the sale of the Sedco 602, the early retirement of debt and TODCO initial public offering (IPO)-related items for the six months ended June 30, 2004. This information is provided because management believes exclusion of these items will help investors compare results between periods and identify operating trends that could otherwise be masked by these items. The most directly comparable GAAP financial measure, net income (loss), and information reconciling the GAAP and non-GAAP measures are included in the press release.

In the press release, we also discuss field operating income for our Transocean Drilling business segment for the three months ended June 30, 2005 and March 31, 2005. Management believes field operating income is a useful measure of the operating results of a particular segment since the measure only deducts expenses directly related to a segment’s operations from that segment’s revenues. The most directly comparable GAAP financial measure, operating income before general and administrative expenses, and information reconciling the GAAP and non-GAAP measures are included in the press release.

In the press release, we also discuss net debt at June 30, 2005 and at December 31, 2004. This information is provided because management believes net debt provides useful information regarding the level of our indebtedness by reflecting the amount of indebtedness assuming cash and investments were used to repay debt. The most directly comparable GAAP financial measure, total debt, and the information reconciling the GAAP and the non-GAAP measures are included in the press release.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be incorporated by reference into any registration statement filed by Transocean Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean Inc. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean Inc.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is furnished pursuant to Item 2.02:

Exhibit Number	Description

99.1	Transocean Inc. Press Release Reporting Second Quarter 2005 Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: August 2, 2005	By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President, General
Counsel and Corporate Secretary

INDEX TO EXHIBITS

The following exhibit is furnished pursuant to Item 2.02:

Exhibit Number	Description

99.1	Transocean Inc. Press Release Reporting Second Quarter 2005 Financial Results.